Exhibit 99.1

Computer Horizons Reports Third Quarter 2005 Results

MOUNTAIN LAKES, N.J., Nov. 9 /PRNewswire-FirstCall/ -- Computer Horizons Corp. (Nasdaq: CHRZ), a strategic solutions and professional services company, today announced its financial results for the third quarter and nine months ended September 30, 2005.

As previously announced by the company, at a special meeting early in October, CHC shareholders elected a new Board of Directors, which is now chaired by Eric Rosenfeld, president and chief executive officer of Crescendo Partners. The Board also appointed Dennis Conroy, president and chief executive officer, and Brian Delle Donne, executive vice president and chief operating officer.

Dennis Conroy, president and chief executive officer, said, “Both Brian Delle Donne and I are delighted to join Computer Horizons, and we are looking forward to the opportunities that lie ahead. Brian and I were brought on by the Board to boost performance and to maximize CHC’s value to its shareholders, customers and employees. To this end, we have been working diligently to review the Company’s portfolio of assets, cost structure and customer relationships. While we are beginning to develop perspectives and ideas for improvement, it is too early in the process to specify strategic or tactical initiatives. As has been reported, the Company has retained the services of Jefferies Broadview to help us explore strategic alternatives to maximize value. And, I can promise that we are working hard to review all of these alternatives.

“We are disappointed to report a loss in the third quarter, but under the circumstances, this was to be expected,” continued Conroy. “During this period, the Company incurred costs related to the recent proxy contests and also absorbed costs associated with the proposed merger with Analysts International, which, ultimately was voted down by shareholders. Brian and I are here to work with the Computer Horizons team to turn around our business, and to surface and realize the intrinsic value of the enterprise. We will draw on the continued dedication and considerable talent and experience of our diverse employee population. We plan to keep you informed of our plans as they unfold.”

Financial Highlights

CHC recorded consolidated revenues for the third quarter of 2005 of $67.4 million, a 3 percent decrease from the third quarter of 2004. The Company reported a net loss of $7.3 million, or $(0.23) per share for the third quarter of 2005, compared with a net loss of $460,000, or $(0.01) per share in the comparable period of 2004. The 2005 net loss includes special charges of $5.4 million, or $(0.17) per share, related to expenses for the proposed merger with Analysts International and costs related to the recent proxy contests, as well as restructuring expense of $574,000, or $(0.02) per share. Gross margins for the third quarter of 2005 improved to 32.3 percent, up from 31.0 percent in the comparable period in 2004.

CHC recorded consolidated revenues for the first nine months of 2005 of $203.1 million, a four percent increase over the first nine months of 2004. The Company reported a net loss of $7.0 million, or $(0.22) per share for the first nine months of 2005, compared with a net loss of $902,000, or $(0.03) per share in the comparable period of 2004. Net loss for the first nine months of 2005 includes special charges of $5.5 million, or $(0.17) per share, related to expenses for the proposed merger with Analysts International and costs related to the recent proxy contests, partially offset by special credits pertaining to bad-debt recovery and the gain on sale of assets of $1.0 million, or $0.03 per share, along with restructuring expenses of $716,000, or $(0.02) per share. The net loss for the first nine months of 2004 included special credits of $939,000, or $0.02 per share. Adjusted EBITDA for the first nine months of 2005 was $1.8 million (see Adjusted EBITDA Table).

Commenting on CHC’s financial position and performance, Michael J. Shea, chief financial officer of Computer Horizons, said, “I am disappointed by the overall third quarter results but, having said that, I am pleased with the improvement we were able to show this quarter in gross margins, as we are reporting our strongest gross margins since early 2004. As a result of several non-recurring costs, SG&A expenses increased in the third quarter. With our continued focus on tightening operating expenses, I anticipate a reduction in SG&A in the fourth quarter.”

Looking Forward

Conroy concluded, “The new leadership team is in the process of assessing CHC’s operations and its strategic alternatives; consequently, we will not be providing forward-looking guidance at this time. However, we expect to provide updates on Company direction and outlook as we complete our strategic review.”

OPERATIONAL REVIEW BY BUSINESS SEGMENT

Condensed financial information is presented below for each of the Company’s business segments. Total income/(loss) before income taxes excludes interest income/expense, amortization and special charges/credits. [See Reconciliation of Segments Income/ (Loss) Before Income Taxes to Consolidated Income/ (Loss) Before Income Taxes]

	THREE MONTHS ENDED		NINE MONTHS ENDED

	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Revenues :
Commercial	$49,183	$50,128	$148,504	$140,917
Federal	10,862	13,267	33,805	36,692
Chimes	7,372	6,002	20,747	17,284
Total Revenues	67,417	69,397	203,056	194,893
Gross Profit :
Commercial	9,590	9,625	28,316	28,668
Federal	5,029	6,237	15,723	16,755
Chimes	7,159	5,655	20,027	16,278
Total Gross Profit	21,778	21,517	64,066	61,701
%	32.3%	31.0%	31.6%	31.7%
Operating Income :
Commercial	2,425	1,632	7,337	6,964
Federal	896	2,005	3,352	5,245
Chimes	1,420	395	4,216	1,217
Total Operating Income	4,741	4,032	14,905	13,426
%	7.0%	5.8%	7.3%	6.9%
Corporate Allocation :
Commercial	4,685	3,493	12,693	11,763
Federal	479	417	1,330	1,384
Chimes	782	456	1,984	1,571
Total Corporate Allocation	5,946	4,366	16,007	14,718
%	8.8%	6.3%	7.8%	7.6%
Total Income / (Loss) before Income Taxes :
Commercial	(2,260)	(1,861)	(5,356)	(4,799)
Federal	417	1,588	2,022	3,861
Chimes	638	(61)	2,232	(354)
Total Income / (Loss) before Income Taxes	$(1,205)	$(334)	$(1,102)	$(1,292)
%	-1.8%	-0.5%	-0.5%	-0.7%

Reconciliation of Segments Income/ (Loss) Before Income Taxes to Consolidated

Income/ (Loss) Before Income Taxes (in thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED

	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Total Segment Income / (Loss) Before Income Taxes :	$(1,205)	$(334)	$(1,102)	$(1,292)
Adjustments :
Special (charges) / credits	(5,424)		(4,492)	939
Restructuring Charges	(574)		(716)
Amortization of intangibles	(233)	(484)	(847)	(1,212)
Net interest income	258	93	553	205
Total adjustments	(5,973)	(391)	(5,502)	(68)
Consolidated Income / (Loss) Before Income Taxes	$(7,178)	$(725)	$(6,604)	$(1,360)

Highlights from the Commercial Sector

--	Revenues for the third quarter were $49.2 million, a 2 percent decrease from the third quarter of 2004.

--

Gross margins for the third quarter were 19.5 percent, slightly higher than the 19.2 percent margins reported in the third quarter of 2004, and a more than one percentage point higher than the 18.2 percent margins reported in the second quarter of 2005.

--	During the third quarter, the Commercial sector reported a loss of $(0.07) per share.

--	The Company was added to four new preferred vendor lists and renewed at one other during the third quarter of 2005.

--

CHC’s nearshore and offshore outsourcing options remain viable alternatives for its customers, and growth continues.  In particular, the amount of solutions work in the Montreal outsourcing center has more than doubled when compared to last year.

--	Total billable headcount at the end of the third quarter of 2005 was approximately 1,900 essentially flat compared with the third quarter of 2004 but up six percent from the second quarter of 2005.

Highlights from the Federal Government Sector

--

Revenues for the third quarter were $10.9 million, an 18 percent decrease over the comparable period in 2004 and a decrease of five percent over the second quarter of 2005.  The year-over-year revenue decrease is partially attributable to the transition of restricted contracts, as well as to the overall delays and diversions in government funding resulting from current military efforts.  The transitioning of contracts to unrestricted contract vehicles is complete, and we anticipate the return to strong organic growth in 2006.

--

During the third quarter, RGII was awarded contracts totalling over $18.8 million by the Veterans Benefits Administration, Dept. of Defense Tricare Management Activity (TMI&S), Dept. of the Navy - Bowhead Support Services, Dept. of State, NMIMC (Bay Tech) and Dept. of Defense/DBIDS.

--

During the third quarter, the Federal Government sector contributed $0.01 per share to CHC’s bottom line.  The gross margin percentages remained consistent but, due to lower revenue, operating profit declined from the prior year period.

--	Funded backlog as of September 30, 2005 for RGII is approximately $17.8 million and contracted (unfunded) backlog approximates $116.9 million.

Chimes, Inc. Highlights

--	Chimes reported $7.4 million in revenue for the third quarter of 2005, a 23 percent increase from the comparable period in 2004, and a five percent increase from the second quarter of 2005.

--	During the third quarter, Chimes contributed $0.02 per share to CHC’s bottom line. Gross margin was 97.1 percent, an improvement from the prior year margin of 94.2 percent.

--	Chimes signed contracts with DS Waters of America, and a large investment management firm. The company was also engaged by several other companies, through its strategic channel partnerships.

--	Chimes pre-tax bottom-line results improved, from a loss of $(61,000) in the third quarter of 2004 to income of $638,000 in the third quarter of 2005.

          About Computer Horizons Corp.

Computer Horizons Corp. (Nasdaq: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, including financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions. For more information on Computer Horizons, visit http://www.computerhorizons.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward- looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, but not limited to, risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost reduction initiatives, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:	David Reingold, Senior Vice President
Investor Relations, Marketing
Computer Horizons Corp.
(973) 299-4105
dreingol@computerhorizons.com

Lauren Felice, Vice President
Investor Relations, Marketing
Computer Horizons Corp.
(973) 299-4061
lfelice@computerhorizons.com

          Adjusted EBITDA Reconciliation:

          A reconciliation of net income/ (loss) as reported to adjusted EBITDA is as follows:

	THREE MONTHS ENDED		NINE MONTHS ENDED

(in thousands)	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Net income / (loss) as reported	$(7,338)	$(460)	$(6,964)	$(902)
Income taxes / (benefit)	160	(323)	360	(480)
Special charges / (credits)	5,424	—	4,492	(939)
Restructuring expenses	574	—	716	—
Amortization of intangibles	233	484	847	1,212
Net interest income	(258)	(93)	(553)	(205)
Minority interest	—	58	—	22
Depreciation	855	1,118	2,901	3,709
Adjusted EBITDA *	$(350)	$784	$1,799	$2,417

* To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which is adjusted from results based on GAAP to exclude certain items. This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measure provided is useful information to both management and investors by excluding certain items that may not be indicative of our core operating results. In addition, because we have historically reported certain non-GAAP financial measures to investors, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

Computer Horizons Corp. and Subsidiaries
Consolidated Condensed Statements of Operations

(Unaudited - In thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED

	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Revenues
Commercial	$49,183	$50,128	$148,504	$140,917
Federal	10,862	13,267	33,805	36,692
Chimes	7,372	6,002	20,747	17,284
Total	67,417	69,397	203,056	194,893
Direct Costs	45,639	47,880	138,990	133,192
Gross Profit	21,778	21,517	64,066	61,701
Selling, General & Admin.	22,983	21,851	65,168	62,993
Special Charges / (Credits)	5,424		4,492	(939)
Restructuring Charges	574		716
Amortization of Intangibles	233	484	847	1,212
Income / (Loss) from Operations	(7,436)	(818)	(7,157)	(1,565)
Net Interest Income	258	93	553	205
Income / (Loss) Before Income Taxes	(7,178)	(725)	(6,604)	(1,360)
Income (Taxes) / Benefit	(160)	323	(360)	480
Minority Interest		(58)		(22)
Net Income / (Loss)	$(7,338)	$(460)	$(6,964)	$(902)
Earnings / (Loss) per share - Basic and Diluted	$(0.23)	$(0.01)	$(0.22)	$(0.03)
Weighted Average Number of Shares Outstanding - Basic and Diluted	31,375,000	30,931,000	31,280,000	30,806,000

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

(Unaudited - In thousands)

	September 30, 2005	December 31, 2004

ASSETS
Current Assets :
Cash and cash equivalents*	$43,777	$33,649
Accounts receivable, less allowance for doubtful accounts	54,553	51,322
Deferred income taxes	603	1,868
Refundable income taxes	6,105	4,088
Other receivables	239	1,443
Prepaid expenses and other	2,924	4,107
Total Current Assets	108,201	96,477
Property and equipment, net	5,374	5,995
Other assets - net :
Goodwill	27,625	27,625
Intangibles	2,170	3,253
Deferred income taxes	18,862	17,698
Other assets	8,449	8,036
Total Assets	$170,681	$159,084
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities :
Accounts payable	$27,092	$7,615
Accrued payroll	10,452	8,489
Income taxes payable	1,623	1,377
Restructuring reserve	1,271	3,351
RGII contingency payment		1,851
Other accrued expenses	3,717	4,912
Total Current Liabilities	44,155	27,595
Deferred compensation	2,733	2,633
Supplemental executive retirement plan	2,240	2,162
Other liabilities	917	913
Total Liabilities	50,045	33,303
Shareholders’ Equity :
Common stock	3,315	3,315
Additional paid in capital	150,883	151,281
Accumulated comprehensive loss	(1,900)	(2,200)
Retained earnings / (deficit)	(21,038)	(14,072)
	131,260	138,324
Less treasury shares	(10,624)	(12,543)
Total Shareholders’ Equity	120,636	125,781
Total Liabilities and Shareholders’ Equity	$170,681	$159,084

* Cash and cash equivalents at September 30, 2005 and December 31, 2004 include approximately $21.1 million and $2.1 million, respectively, of cash to be disbursed to Chimes vendors in accordance with the client payment terms.

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited - In thousands)

	Sept. 30, 2005	Sept. 30, 2004

Cash flows from operating activities
Net income / (loss)	$(6,964)	$(902)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Deferred taxes	101	(867)
Depreciation	2,901	3,709
Amortization of intangibles	847	1,212
Provision for bad debts	458	982
Gain on sale of assets	(327)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,689)	(4,470)
Other receivables	1,204	(331)
Prepaid expenses and other	1,182	848
Other assets	(412)	(499)
Refundable income taxes	(2,017)	(3,534)
Accrued payroll, payroll taxes and benefits	1,963	997
Accounts payable	19,477	169
Income taxes payable	246	2,154
RGII contingency payment	(1,851)	(631)
Other accrued expenses and restructuring reserve	(3,192)	(3,186)
Deferred compensation	100	428
Supplemental executive retirement plan	78	360
Other liabilities	3	304
Net cash provided by / (used in) operating activities	10,108	(3,257)
Cash flows from investing activities
Proceeds from sale of assets	564
Purchases of furniture and equipment	(2,279)	(1,352)
Acquisitions, net of cash acquired		(14,710)
Net cash provided by / (used in) investing activities	(1,715)	(16,062)
Cash flows from financing activities
Stock options exercised	1,001	619
Stock issued on employee stock purchase plan	518	301
Net cash provided by / (used in) financing activities	1,519	920
Effect of foreign currency gains/(losses)	216	32
Net increase/ (decrease) in cash and cash equivalents	10,128	(18,367)
Cash and cash equivalents at beginning of year	33,649	52,610
Cash and cash equivalents at end of period	$43,777	$34,243

SOURCE  Computer Horizons Corp.
          -0-                              11/09/2005
          /CONTACT:  Corporate Contacts: David Reingold, Senior Vice President, Investor Relations, Marketing, +1-973-299-4105, dreingol@computerhorizons.com, or Lauren Felice, Vice President, Investor Relations, Marketing,
+1-973-299-4061, lfelice@computerhorizons.com, both of Computer Horizons/
          /Web site:  http://www.computerhorizons.com /
          (CHRZ)